Exhibit 4.30

			                           FIFTH AMENDMENT TO
		                    AMENDED AND RESTATED CREDIT AGREEMENT



	  FIFTH AMENDMENT (the "Amendment"), dated as of February 23, 1994, among THE INTERLAKE CORPORATION, a Delaware corporation (the "Company"), each Subsidiary Borrower party to the Credit Agreement referred to below, The Interlake Corporation Employee Stock Ownership Trust (the "ESOP Borrower"), acting by and through the LaSalle National Trust, N.A. (successor to LaSalle National Bank), not in its individual or corporate capacity, but solely in its capacity as trustee of the ESOP Trust (the "ESOP Trustee" and together with the Company and the Subsidiary Borrowers, the "Credit Parties"), CHEMICAL BANK, individually and as Administrative Agent (the "Administrative Agent"), THE FIRST NATIONAL BANK OF CHICAGO, individually and as Co-Agent (the "Co-Agent"), and the financial institutions party to the Credit Agreement referred to below and listed on the signature pages hereto (the "Banks"). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.

			    W I T N E S S E T H :

	  WHEREAS, each of the Credit Parties, the Banks, the Administrative Agent and the Co-Agent are parties to that certain Amended and Restated Credit Agreement dated as of September 27, 1989 and amended and restated as of May 28, 1992 and as further amended by the First Amendment dated as of August 14, 1992, the Second Amendment and Waiver dated as of October 30, 1992, the Third Amendment and Waiver dated as of August 20, 1993 and the Fourth Amendment dated as of December 22, 1993 (as so amended and restated and further amended and as the same may hereafter be amended, modified or supplemented from time to time, the "Credit Agreement"); and

	  WHEREAS, the Company, the Subsidiary Borrowers and the Banks wish to amend the Credit Agreement as herein pro-vided;


	  NOW THEREFORE, it is agreed:

	  1. On the Fifth Amendment Effective Date (as defined below), Section 6.05 of the Credit Agreement is hereby amended by deleting the phrase "Sections 8 and 11 of the Hoeganaes Management Agreement" appearing in the tenth and eleventh lines of such Section and inserting in lieu thereof the phrase "Sections 6 and 8 of the Hoeganaes Stock-holders Agreement".

	  2.  On the Fifth Amendment Effective Date, Section
   6.19 of the Credit Agreement is hereby amended by deleting the phrase "Hoeganaes Management Agreement" appearing in the second to last sentence of such Section and inserting in lieu thereof the phrase "Hoeganaes Stockholders Agreement".

	  3.  On the Fifth Amendment Effective Date, Section
   8.02 of the Credit Agreement is hereby amended by deleting
   (a) subsection (vii) in its entirety and (b) each of the subsequent subsection numbers "(viii)", "(ix)", "(x)", "(xi)", "(xii)", "(xiii)", "(xiv)" and "(xv)", and inserting in lieu thereof the following subsection numbers "(vii)", "(viii)", "(ix)", "(x)", "(xi)", "(xii), "(xiii)" and
   "(xiv)", respectively.

	  4.  On the Fifth Amendment Effective Date, Section
   8.05(f) of the Credit Agreement is hereby amended by deleting such Section in its entirety and inserting in lieu thereof the following new Section:

	  "(f)  Indebtedness of the Company under Section
	6(c) of the Hoeganaes Stockholders Agreement arising in connection with the purchase of shares permitted by
	Section 8.06;"

	  5.  On the Fifth Amendment Effective Date, Section
   8.06(v) of the Credit Agreement is hereby amended by deleting such Section in its entirety and inserting in lieu thereof the following new Section:

	  "(v) The Company or any Subsidiary may purchase shares of stock of Hoeganaes offered to it pursuant to
	Section 6(c) of the Hoeganaes Stockholders Agreement, provided that (A) after giving effect to such purchase no Default or Event of Default would exist and (B) in the event such purchase is not permitted by Clause (A) the Required Banks shall consent to such purchase;"

	  6. On the Fifth Amendment Effective Date, Section 8.06(viii) of the Credit Agreement is hereby amended by deleting the phrase "Section 8 of the Hoeganaes Management Agreement", appearing in the second and third sentences thereof and inserting in lieu thereof the phrase "Section 6(c) of the Hoeganaes Stockholders Agreement".

	  7.   On the Fifth Amendment Effective Date, Section
   8.13 of the Credit Agreement is hereby amended by deleting
   (i) the phrase "or Indebtedness under Section 8 of the Hoeganaes Management Agreement" appearing in subsection (i) thereof and inserting in lieu thereof the phrase " or Indebt-edness under Section 6 of the Hoeganaes Stockholders Agree-ment", (ii) the phrase "the Hoeganaes Management Agreement" appearing in subsection (v) thereof and inserting in lieu thereof the phrase "the Hoeganaes Stockholders Agreement, the Hoeganaes Research and Development Agreement" and (iii) the phrase "Section 8(b) of the Hoeganaes Management Agreement" appearing in subsection (vi) thereof and inserting in lieu thereof the phrase "Section 6(c) of the Hoeganaes Stock-holders Agreement".

	  8.  On the Fifth Amendment Effective Date, Section
   10 of the Credit Agreement is hereby amended by (i) deleting in its entirety the definition of "Hoeganaes Management Agreement" and (ii) adding the following new definition in the appropriate alphabetical order:

	  "Hoeganaes Stockholders Agreement" shall mean the Stockholders Agreement dated February 8, 1994 by and between The Interlake Companies, Inc., Hoeganaes Aktiebolag and Hoeganaes, as such Agreement was in effect on the Fifth Amendment Effective Date without giving effect to any amendment, modification or supple-ment thereto without the prior written consent of the Required Banks."

	  "Hoeganaes Research and Development Agreement" shall mean the Research and Development Agreement dated February 8, 1994 between Hoganas AB and Hoeganaes Corporation, as such Agreement was in effect on the Fifth Amendment Effective Date without giving effect to any amendment, modification, or supplement thereto without the prior written consent of the Required Banks."

	  9.  On the Fifth Amendment Effective Date, Section
   13.01 of the Credit Agreement is hereby amended by deleting the second parenthetical appearing in subsection (ii) thereof in its entirety and inserting in lieu thereof the following new parenthetical:

	  "(including, without limitation, the reasonable fees and disbursements of (a) counsel for the Adminis-trative Agent and for each of the Banks and (b) internal and third-party consultants in connection with their review, preparation and analysis of the Borrowing Base, appraisals, assets and related financial materials of the Company and its Subsidiaries)".

	  10. In order to induce the Banks to enter into this Amendment, each of the Credit Parties (other than the ESOP Trustee) hereby (a) certifies that no Default or Event of Default exists and that each of the representations, warranties and agreements contained in Section 6 of the Credit Agreement on the Fifth Amendment Effective Date, both before and after giving effect to this Amendment, is true and correct in all material respects and (b) confirms that it has and will continue to comply with all of its obligations con-tained in the Credit Agreement and the other Credit Documents including with respect to each of the Borrowers, but not limited to, all of its obligations contained in Section 7.10(b) of the Credit Agreement.

	  11. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other
   Credit Document.

	  12. This Amendment may be executed in any number of counterparts and by the different parties hereto on sepa-rate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Company and the Administrative Agent.

	  13.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS
   OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE
   WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

	  14. This Amendment shall become effective on the date (the "Fifth Amendment Effective Date") when the Company, the Subsidiary Borrowers, the ESOP Trustee, the Administra-tive Agent, the Co-Agent and the Required Banks shall have signed a copy hereof (whether the same or different copies) and shall have delivered (including by way of telecopier) such copies to the Administrative Agent.

	  15. From and after the Fifth Amendment Effective Date, all references in the Credit Agreement and each of the Credit Documents or any other agreement to the Credit Agree-ment shall be deemed to be references to such Credit Agree-ment as amended hereby.


	  IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.


				 THE INTERLAKE CORPORATION



				 By________________________
				   Title:





				 SUBSIDIARY BORROWERS

				 ACME STRAPPING INC.



				 By________________________
				   Title:


				 DEXION (AUSTRALIA) PTY. LTD.
				 A.C.N. 000 083 956



				 By________________________
				   Title:


				 S.A. DEXION-REDIRACK N.V.



				 By________________________
				   Title:


				 DEXION INTERNATIONAL LIMITED



				 By________________________
				   Title:


				 PRECIS (935) LTD.


				 By________________________
				   Title:


				 DEXION GmbH


				 By________________________
				   Title:


				 TWICEBONUS LIMITED


				 By_______________________
				   Title:

				 THE INTERLAKE CORPORATION
				 EMPLOYEE STOCK OWNERSHIP
				 TRUST, acting by and through
				 the LASALLE NATIONAL TRUST,
				 N.A. (successor to LaSalle
				 National Bank), not in its
				 individual or corporate
				 capacity (except for the
				 representations and warranties
				 contained in Section
				 6.01(b)(y) of the Credit
				 Agreement) but solely in its
				 capacity as ESOP Trustee



				 By_________________________
				   Title:


				 BANKS

				 CHEMICAL BANK
				 Individually, and as
				   Administrative Agent


				 By________________________
				   Title:


				 THE FIRST NATIONAL BANK
				   OF CHICAGO
				 Individually, and as Co-Agent



				 By_________________________
				   Title:

				 MITSUI TRUST & BANKING CO.,
				   LTD.



				 By_________________________
				   Title:

				 NATIONAL BANK OF CANADA



				 By_________________________
				   Title:



				 By_________________________
				   Title:


				 NATIONAL WESTMINSTER BANK PLC



				 By_________________________
				   Title:


				 BANK OF AMERICA NATIONAL TRUST
				 AND SAVINGS ASSOCIATION,
				 successor by merger to
				 Security Pacific National Bank



				 By________________________
				   Title:


				 CONTINENTAL BANK N.A.



				 By________________________
				   Title:


				 THE FUJI BANK LIMITED



				 By_______________________
				   Title:


				 MELLON BANK N.A.



				 By_______________________
				   Title:

				 THE NIPPON CREDIT BANK, LTD.


				 By_______________________
				   Title:


				 THE BANK OF NOVA SCOTIA



				 By_______________________
				   Title:


				 AMERICAN SAVINGS OF FLORIDA,
				 F.S.B.



				 By_______________________
				   Title:


				 UNION BANK OF FINLAND/
				   CAYMAN ISLAND BRANCH



				 By_______________________
				   Title:


				 BANK OF YOKOHAMA



				 By_______________________
				   Title:


				 GIROCREDIT BANK



				 By_______________________
				   Title:


				 By_______________________
				   Title:


				 EATON VANCE PRIME RATE
				   RESERVES


				 By______________________
				   Title:


				 LEHMAN COMMERCIAL PAPER INC.



				 By_______________________
				   Title:


				 RESTRUCTURED OBLIGATIONS
				 BACKED BY SENIOR ASSETS, B.V.



				 By_______________________
				   Title:

				 Chancellor Senior Secured
				 Management, Inc. as Portfolio
				 Advisor


				 PEARL STREET L.P.



				 By_______________________
				   Title:


   ACCEPTED AND CONSENTED TO:


   INTERLAKE DRC LIMITED



   By________________________
     Title:


   DEXION GROUP PLC



   By________________________
     Title: